EXHIBIT 99

                            INDEX OF EXHIBITS
                        INCLUDED HERIN, FORM 10-Q
                            SEPTEMBER 1, 1995
                                                     SEQUENTIAL
EXHIBIT                                                 PAGE
NUMBER              DESCRIPTION                        NUMBER
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4(e)  Amendment dated June 1, 1995 to Note Agreement
      between the Company and The Prudential Insurance
      Company of America dated May 26, 1988 covering
      the Company's 8.62% promissory note due
      May 24, 1996.                                     12-13

11    Statement re computation of per share earnings    14


27    Financial Data Schedule                           15